Exhibit 99.1

Media Contact:

Stephanie Wonderlick

Red Hat, Inc.

+1 571-421-8169

swonderl@redhat.com

Red Hat Appoints Narendra Gupta as New Chairman of the Board

RALEIGH, N.C. – AUGUST 29, 2017 – Red Hat, Inc. (NYSE: RHT), the world’s leading provider of open source solutions, today announced that its board of directors has appointed Narendra (Naren) K. Gupta, Ph.D., as chairman of the board. Gupta, a member of Red Hat’s board since 2005 and a member of the board’s compensation committee, succeeds retired U.S. Army Gen. H. Hugh Shelton, who recently retired from the board after serving as chairman since 2010.

Gupta, who has served on Red Hat’s board of directors since 2005, is a technology industry veteran with more than 40 years’ experience. In 2006, he co-founded Nexus Venture Partners, a leading venture capital fund, and he currently serves as the firm’s managing director.

Gupta co-founded Integrated Systems Inc. (ISI) in 1980 to develop products for embedded software development. He served as ISI’s president and CEO from founding until 1994 and as chairman until 2000 when ISI merged with Wind River Systems, Inc., a provider of device software optimization solutions. Gupta served as Wind River’s vice chairman from 2000 until its acquisition by Intel in 2009. He currently serves on the board of trustees of the California Institute of Technology, the advisory board of Asia Society Northern California, and on the boards of several privately held companies.

Supporting Quotes

Jim Whitehurst, president and CEO, Red Hat

“Naren is a well-respected leader. Coupled with his global technology industry experience, he is an ideal person for this role. Red Hat has already benefited greatly from his broad experience and his contributions as a dedicated member of our board. I look forward to working closely with Naren to continue Red Hat’s role as one of the world’s most innovative companies.”

Naren Gupta, co-founder and managing director, Nexus Venture Partners; chairman of Red Hat’s board of directors

“Red Hat is one of the technology industry’s most respected companies and its culture of open innovation has helped make open source a de facto standard. I am honored and excited to serve as chairman of its board.”

About Red Hat, Inc.

Red Hat is the world’s leading provider of open source software solutions, using a community-powered approach to provide reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the integration of acquisitions and the ability to market successfully acquired technologies and products; fluctuations in exchange rates; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; changes in and a dependence on key personnel; the ability to meet financial and operational challenges encountered in our international operations; and ineffective management of, and control over, the Company’s growth and international operations, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

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